EXHIBIT 99.1

Dynatronics Corporation Schedules Conference Call and Webcast to Provide Business Update and Discuss Third Quarter of Fiscal Year 2022 Results

EAGAN, MN / ACCESSWIRE / April 28, 2022 / Dynatronics Corporation (NASDAQ:DYNT), a leading manufacturer of athletic training, physical therapy, and rehabilitation products, today announced that the company will release financial results for its fiscal third quarter period ended March 31, 2022 on Thursday, May 12, 2022 before the market opens.

The company will subsequently hold a conference call and webcast, consisting of prepared remarks by management, a slide presentation, and a question-and-answer session with analysts, at 10:00 AM ET on Thursday, May 12, 2022 to review its third quarter of fiscal year 2022 results.

Interested persons may access the live conference call by dialing 888-506-0062 (U.S./Canada callers) or 973-528-0011 (international callers), using passcode 479586. It is recommended that participants call or login 10 minutes ahead of the scheduled start time to ensure proper connection. An audio replay will be available one hour after the live call until Midnight on May 19, 2022, by dialing 877-481-4010, using passcode 45158.

The live webcast and slide presentation can be accessed on the company’s Investor Relations website under the Events & Presentations tab at https://irdirect.net/DYNT/corporate_document/1982. The webcast will be archived on the website for future viewing.

About Dynatronics Corporation

Dynatronics is a leading medical device company committed to providing high-quality restorative products designed to accelerate achieving optimal health. The Company designs, manufactures, and sells a broad range of products for clinical use in physical therapy, rehabilitation, pain management, and athletic training. Through its distribution channels, Dynatronics markets and sells to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, hospitals, and consumers. The Company’s products are marketed under a portfolio of high-quality, well-known industry brands including Bird & Cronin®, Solaris™, Hausmann®, Physician’s Choice®, and PROTEAM™, among others. More information is available at www.dynatronics.com.

Contact:

Dynatronics Corporation

Investor Relations

Skyler Black

(801) 676-7201

ir@dynatronics.com

Darrow Associates

Jeff Christensen, Managing Director

(703) 297-6917

jchristensen@darrowir.com

For additional information, please visit: www.dynatronics.com

Connect with Dynatronics on LinkedIn

SOURCE: Dynatronics Corporation